                                                                    EXHIBIT 22.1


                          MEDSTONE INTERNATIONAL, INC.

                                  SUBSIDIARIES




                 NAME                                 JURISDICTION
                 ----                                 ------------

    United Physicians Resources, Inc.                   Delaware
    Northern Nevada Lithotripsy Associates, LLC         Nevada
    Southern Idaho Lithotrispy Associates, LLC          California



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